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                                                                      Exhibit 16


                   KPMG Peat Marwick LLP, Atlanta, Georgia,
                   Letter on Change in Certifying Accountant


October 1, 1998


U.S. Securities and Exchange Commission
Division of Corporate Finance
450 5th Street (Judiciary Square)
Washington, DC 20549

Ladies and Gentlemen:

We were previously principal accountants for United Bank & Trust Company and, under the date of February 20, 1998 we reported on the financial statements of UB&T Financial Services Corporation as of December 31, 1997 and 1996 and for the years then ended. On September 28, 1998 our appointment as principal accountants was terminated. We have read UB&T Financial Services Corporation's statements included under Item 4 of its Form 8-K dated September 24, 1998 and we agree with such statements, except we are not in a position to agree or disagree with UB&T Financial Services Corporation's statement under Item 4(a) that the change was approved by the Board of Directors of UB&T Financial Services Corporation and the statement under Item 4(b).

Very truly yours,

KPMG PEAT MARWICK LLP